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                               DISTRIBUTION AGREEMENT
                                    For Sales of
                         Protective Life Insurance Company
                            Registered Annuity Contracts


     THIS DISTRIBUTION AGREEMENT ("Agreement") is hereby entered into on this ____ day of ________________, 19__, between INVESTMENT DISTRIBUTORS, INC. ("IDI"), a Broker-Dealer organized and existing under the laws of the State of Tennessee and _______________________________ ("Broker-Dealer"), organized and existing under the laws of the State of _____________________.

                                    WITNESSETH:

     WHEREAS, IDI is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

     WHEREAS, PROTECTIVE LIFE INSURANCE COMPANY ("PROTECTIVE") has appointed IDI as the principal underwriter of certain annuity contracts to be issued by PROTECTIVE.

     WHEREAS, the parties hereto desire that Broker-Dealer and its registered representatives who are duly licensed and qualified under applicable securities and insurance laws, rules and regulations be authorized to offer and sell the Contracts to the general public subject to the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and terms set forth in this Agreement, the parties hereby agree as follows:


                                     ARTICLE I
                                    APPOINTMENT

     1. IDI, as principal underwriter, hereby appoints Broker-Dealer to distribute certain annuity contracts (the "Contracts") set forth on the Product Schedule, Schedule 2 to this Agreement. IDI and/or PROTECTIVE may amend or modify the Product Schedule at any time, effective upon mailing written notice to Broker-Dealer.

     2. Broker-Dealer is an independent contractor and nothing in this or any other agreement between the parties shall be construed to create the relationship of employee and employer between Broker-Dealer, IDI and PROTECTIVE. As an independent contractor it is contemplated that Broker-Dealer may represent other insurance companies.


                                     ARTICLE II
                                     LICENSING

     1. Broker-Dealer will at all times be duly registered as a Broker-Dealer under the Securities Exchange Act of 1934 and in each state or other jurisdiction in which Broker-Dealer acts hereunder in connection with sales of the Contracts or the supervision of registered representatives who perform such activities on behalf of Broker-Dealer.


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     2.   Broker-Dealer will be solely responsible for ensuring that none of its registered representatives shall offer or sell the Contracts until such individuals are associated, licensed, and duly registered with the NASD and any applicable state securities and insurance authorities.

     3. Broker-Dealer will assist IDI and PROTECTIVE in the appointment of registered representatives under the applicable insurance laws to sell the Contracts. IDI and PROTECTIVE in its or their sole discretion, may refuse to appoint and may terminate the appointment of any registered representative.


                                    ARTICLE III
                                     COMPLIANCE

     1. Broker-Dealer shall fully comply with the requirements of the NASD, the Securities Exchange Act of 1934, the Securities Act of 1933, and the Investment Company Act of 1940 and all other applicable federal or state laws governing the activities of Broker-Dealer regarding the Contracts.

     2. Broker-Dealer will establish such rules and procedures as required to ensure diligent supervision of the securities activities of registered representatives in regards to the Contracts.

     3. In the event a registered representative of Broker-Dealer fails to observe the standards and rules imposed by Broker-Dealer and IDI regarding the sales of the Contracts, Broker-Dealer shall notify IDI immediately that such registered representative is no longer authorized to sell the Contracts. Broker-Dealer shall take whatever action is necessary to terminate the sales activities of registered representative regarding the Contracts.

     4. Broker-Dealer shall have sole responsibility for the training and supervision of all registered representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Contracts. Broker-Dealer shall supervise all registered representatives' compliance with applicable federal and state securities laws, applicable state insurance laws and regulations, and NASD requirements in connection with such solicitation activities. All such registered representatives shall be subject to the control of Broker-Dealer with respect to such registered representatives' securities-regulated activities in connection with the Contracts.

     5. Broker-Dealer will cause its registered representatives to be trained in the sale of the Contracts and will cause such representatives to limit solicitation of applications for the Contracts to jurisdictions where IDI has authorized such solicitation.


                                     ARTICLE IV
                           APPLICATIONS; ANNUITY DEPOSITS

     1. All applications for the Contracts shall be made on such forms as authorized by IDI or PROTECTIVE.

     2. Broker-Dealer shall be responsible for reviewing each application for completeness and suitability. All applications are subject to rejection or acceptance by PROTECTIVE, in its sole discretion.

     3. All checks and/or payments for Annuity Deposits for the Contracts shall be made payable to PROTECTIVE LIFE INSURANCE COMPANY.


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     4.   Broker-Dealer agrees that it and its registered representatives:

          i) shall not solicit applications for the Contracts without delivering to the applicant solicited a current prospectus;

          ii) shall recommend the purchase of a Contract only if reasonable grounds exist that the Contract is suitable for the applicant in accordance with, applicable federal and state laws, regulations and the rules of the NASD. While not limited to the following; a determination of suitability shall be based on a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs and shall entail a review by Broker-Dealer of all applications for suitability and completeness and correctness as to form;

          iii) shall only accept Annuity Deposits for the Contracts in the form of a check or money order made payable to Protective Life Insurance Company and signed by the applicant;

          iv) shall have no authority to endorse checks or money orders made payable to Protective Life Insurance Company;

          v) shall have no authority to alter, modify, waive or change any of the terms, rates, charges or conditions of the Contracts; and

          vi) shall deliver Contracts only in accordance with PROTECTIVE'S instructions.


                                     ARTICLE V
                                  SALES MATERIALS

     IDI shall provide Broker-Dealer, without any expense to Broker-Dealer, prospectuses and consumer brochures for use with the Contracts. No sales or promotional materials, advertisements, circulars or documents regarding the Contracts can be utilized by Broker-Dealer and/or its registered representatives unless approved in writing by IDI and/or PROTECTIVE.


                                     ARTICLE VI
                                    COMPENSATION

     1. During the term of this Agreement, IDI agrees to pay compensation to Broker-Dealer as set forth on the Compensation Schedule(s), Schedule 1 to this Agreement. IDI and/or PROTECTIVE may amend or modify the Compensation Schedule at any time, effective upon mailing written notice to Broker-Dealer.

     2. Broker-Dealer shall be solely responsible for the payment of any commission or consideration of any kind to its registered representatives with respect to sales of the Contracts.


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                                    ARTICLE VII
                                    TERMINATION

     1. This Agreement may be terminated by IDI or by Broker-Dealer, without cause, upon thirty days written notice by either party to the other party to the last known address of such other party.

     2. This Agreement may be terminated for cause by IDI immediately upon the mailing of written notice of termination for cause. IDI's determination of what constitutes termination for cause shall be conclusive between the parties hereto.

     3. Termination of this Agreement shall automatically terminate any schedules, supplements, addenda or amendments made a part of this Agreement.

     4. Upon termination of this Agreement, Broker-Dealer agrees to return to IDI all equipment and supplies regarding the Contracts in Broker-Dealers possession which are the property of IDI.


                                     ARTICLE VIII
                                  GENERAL PROVISIONS

     1. NOTICES. All notices or communications shall be sent to the parties at the addresses shown in this Agreement. Any changes to these addresses must be made in writing and sent to the other party in accordance with this paragraph.

     2. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Alabama.

     3. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns.

     4. SEVERABILITY. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     5. CONFIDENTIALITY. Each party to this Agreement shall maintain the confidentiality of any proprietary information that it may acquire in the performance of this Agreement and shall not use such proprietary information without the prior written consent of the other party and PROTECTIVE.

     6.   COMPLAINTS AND INVESTIGATIONS.

          (i) Broker-Dealer and its registered representatives each shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker-Dealer will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by IDI or PROTECTIVE with respect to Broker-Dealer, or any of its individual registered representatives; and Broker-Dealer will promptly notify IDI and PROTECTIVE of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker-Dealer or any of its individual registered representatives with respect to themselves in connection with this Agreement or any Contract.


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          (ii)   In the case of a customer complaint, IDI, PROTECTIVE and
                 Broker-Dealer will cooperate in investigating such complaint and any response by Broker-Dealer or any of its registered representatives to such complaint will be sent to IDI and PROTECTIVE for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

     7. AMENDMENT, MODIFICATION AND ASSIGNMENT. This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts. Except as provided in Articles I, VI, and VIII.1, this Agreement may be amended, modified or assigned only by written agreement signed by all of the parties. Failure of PROTECTIVE to insist on strict compliance with any provision of this Agreement or rule of PROTECTIVE shall not constitute a waiver of the provision or rule.

     8. INDEMNIFICATION BY BROKER-DEALER. Broker-Dealer agrees to indemnify and hold IDI and PROTECTIVE harmless from any and all losses, claims, damages or liabilities, joint or several (including but not limited to any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:

          (i) violation(s) by Broker-Dealer, its registered representatives, of federal or state securities law or regulation(s), insurance law or regulation(s), or any rule or requirement of the NASD in regards to the Contracts;

          (ii) any unauthorized use of promotional, sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts by Broker-Dealer or its registered representatives;

          (iii) claims by registered representatives of Broker-Dealer for commissions or other compensation or remuneration of any type;

          (iv) any failure on the part of Broker-Dealer, or its registered representatives, to submit Annuity Deposits or applications to PROTECTIVE or to submit the correct amount of an Annuity Deposit, on a timely basis and in accordance with this Agreement and PROTECTIVE'S procedures, subject to applicable law;

          (v) any failure on the part of Broker-Dealer, or its registered representatives, to deliver Contracts to purchasers thereof on a timely basis and in accordance with PROTECTIVE'S procedures;

          (vi) any breach by Broker-Dealer or its registered representatives of any provision of this Agreement; or

          (vii) Broker-Dealer's and/or its registered representatives, unauthorized acts or transactions.

     This indemnification will be in addition to any liability that Broker-Dealer and its registered representatives may otherwise have.


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9.   ARBITRATION.  All disputes, controversies or differences that arise under or are related to this Agreement shall be determined by arbitration in accordance with the Code of Arbitration Procedure of the National Association of Securities Dealers. The cost of arbitration, including the fees of the arbitrators and attorneys' fees, shall be borne by the losing party unless the arbitrators decide otherwise.

                                        INVESTMENT DISTRIBUTORS, INC.
                                        2801 Highway 280 South
                                        Birmingham, AL 35223

                                        By:
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                                        Title:
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                                        Date:
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                                        ----------------------------------------
                                        (Broker-Dealer)

                                        ----------------------------------------
                                        (Address)

                                        ----------------------------------------
                                        (Address)

                                        ----------------------------------------
                                        (City, State, Zip Code)

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
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